Exhibit 99.1

July 22, 2015
MEDIA & INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q2 2015

DALLAS - July 22, 2015 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the second quarter of 2015.

“Our continued strong performance in 2015 is highlighted with outstanding loan and deposit growth and related earnings," said Keith Cargill, CEO. "For 2015 we have experienced solid growth and market share movement in core loans held for investment and a continued benefit from growth and refinancing activity in our mortgage finance business. We are pleased to announce our new Mortgage Correspondent Aggregation ("MCA") business, which we believe will successfully complement our mortgage finance business. This logical extension of our industry-leading service to current and prospective clients is expected to be highly profitable and capital efficient.”

•	Loans held for investment, excluding mortgage finance, increased 3% and total loans decreased 1% on a linked quarter basis, growing 22% and 25%, respectively, from the second quarter of 2014.

•	Mortgage finance loans decreased 9% on a linked quarter basis and increased 33% from the second quarter of 2014.

•	Demand deposits increased 7% and total deposits remained flat on a linked quarter basis, growing 55% and 32%, respectively, from the second quarter of 2014.

•	Net income increased 8% on a linked quarter basis and increased 14% from the second quarter of 2014.

•	EPS increased 9% on a linked quarter basis, and increased 7% from the second quarter of 2014.

FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q2 2015	Q2 2014	% Change
QUARTERLY OPERATING RESULTS
Net income	$37,937	$33,421	14%
Net income available to common stockholders	$35,500	$30,984	15%
Diluted EPS	$0.76	$0.71	7%
ROA	0.83%	1.08%
ROE	10.32%	11.38%
Diluted shares	46,443	43,845

BALANCE SHEET
Total assets	$17,817,338	$13,534,352	32%
Demand deposits	6,479,073	4,181,774	55%
Total deposits	14,188,276	10,757,316	32%
Loans held for investment	11,123,325	9,153,005	22%
Loans held for investment, mortgage finance	4,906,415	3,700,253	33%
Total loans	16,029,740	12,853,258	25%
Stockholders’ equity	1,554,529	1,262,816	23%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $37.9 million and net income available to common stockholders of $35.5 million for the quarter ended June 30, 2015 compared to net income of $33.4 million and net income available to common stockholders of $31.0 million for the same period in 2014. On a fully diluted basis, earnings per common share were $.76 for the quarter ended June 30, 2015 compared to $.71 for the same period of 2014.

Return on average common equity (“ROE”) was 10.32 percent and return on average assets (“ROA”) was .83 percent for the second quarter of 2015, compared to 11.38 percent and 1.08 percent, respectively, for the second quarter of 2014. The ROE decrease resulted from the 23 percent year-over-year increase in average common equity, reflecting the impact of the common stock offering completed in the fourth quarter of 2014. The ROA decrease resulted from a combination of reduced yields on loans and a $2.1 billion increase in average liquidity assets, which include Federal funds sold and deposits in other banks, from the second quarter of 2014 to the second quarter of 2015.

Net interest income was $142.3 million for the second quarter of 2015, compared to $115.4 million for the second quarter of 2014 and $130.0 million for the first quarter of 2015. The net interest margin for the second quarter of 2015 was 3.22 percent, a 65 basis point decrease from the second quarter of 2014 and consistent with 3.22 percent the first quarter of 2015. The year-over-year decrease in net interest margin is due primarily to a substantial increase in liquidity assets, as well as the growth in loans with lower average yields. The cost of total deposits and borrowed funds was 16 basis points for the second quarter of 2015, compared to 17 basis points for the second quarter of 2014.

Average loans, excluding mortgage finance loans, for the second quarter of 2015 were $10.9 billion, an increase of $2.0 billion, or 22 percent, from the second quarter of 2014, and an increase of $438.9 million, or 4 percent, from the first quarter of 2015. Average mortgage finance loans for the second quarter of 2015 were $4.6 billion, an increase of $1.8 billion, or 62 percent, from the second quarter of 2014 and an increase of $826.5 million, or 22 percent, from the first quarter of 2015.

Average total deposits for the second quarter of 2015 increased $4.6 billion from the second quarter of 2014 and increased $945.4 million from the first quarter of 2015. Average demand deposits for the second quarter of 2015 increased $3.2 billion, or 87 percent, to $6.8 billion from $3.6 billion during the second quarter of 2014 and increased $1.2 billion, or 22 percent, from the first quarter of 2015.

We recorded a $14.5 million provision for credit losses in the second quarter of 2015 compared to $4.0 million in the second quarter of 2014 and $11.0 million in the first quarter of 2015. The provision for the second quarter of 2015 was driven by the application of our methodology. The increase was primarily related to the growth in traditional loans held for investment, excluding mortgage finance loans, as well as a change in applied risk weights which are based in part on historical loss experience as well as changes in the composition of our pass-rated loan portfolio. The combined reserve at June 30, 2015 increased to 1.14 percent of loans excluding mortgage finance loans due to continuing loan growth, as compared to 1.06 percent at June 30, 2014 and 1.08 percent at March 31, 2015. In management’s opinion, the reserve is appropriate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. We experienced an increase in non-performing asset totals in the second quarter of 2015, bringing the ratio of total non-performing assets to total loans plus other real estate owned (“OREO”) to .77 percent compared to .33 percent in the second quarter of 2014 and .43 percent in the first quarter of 2015. Net charge-offs for the second quarter of 2015 were $3.7 million compared to net charge-offs of $2.5 million in the second quarter of 2014 and net charge-offs of $3.1 million in the first quarter of 2015. For the second quarter of 2015, net charge-offs were .10 percent of total loans, compared to .08 percent for the same period in 2014. At June 30, 2015, non-performing assets included OREO of $609,000 compared to $685,000 as of June 30, 2014.

Non-interest income increased $2.2 million, or 21 percent, during the second quarter of 2015 compared to the same period of 2014. Brokered loan fees, swap fees and service charges increased $1.9 million, $625,000 and $385,000, respectively, during the second quarter of 2015 compared to the same period of 2014. The increase in brokered loan fees was a result of an increase in mortgage finance volumes. Swap fees fluctuate from quarter to quarter based on the number and volume of transactions closed during the quarter. Offsetting these increases was a $692,000 decrease in other non-interest income during the second quarter of 2015 compared to the same period of 2014.

Non-interest expense for the second quarter of 2015 increased $11.5 million, or 16 percent, to $81.3 million from $69.8 million in the second quarter of 2014. The increase is primarily related to an $8.3 million increase in salaries and employee benefits expense, a $1.3 million increase in communications and technology expense, a $957,000 increase in other non-interest expense, a $735,000 increase in net occupancy expense, and a $130,000 increase in marketing expense, all of which were due to general business growth. FDIC insurance assessment expense for the second quarter of 2015 increased $1.7 million compared to the same quarter in 2014 as a result of the increase in total assets from June 30, 2014 to June 30, 2015. Partially offsetting these increases was a $1.6 million decrease in legal and professional expense during the second quarter of 2015.

Stockholders’ equity increased by 23 percent from $1.3 billion at June 30, 2014 to $1.6 billion at June 30, 2015, primarily due to the offering of 2.5 million common shares for net proceeds of $149.6 million in the fourth quarter of 2014 and retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines and at June 30, 2015, our ratio of tangible common equity to total tangible assets was 7.8 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P SmallCap 600®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, deterioration of the credit quality of our loan portfolio, the effects of recent declines in oil and gas prices on our customers, increased defaults and loan losses, the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes.  These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2015	2015	2014	2014	2014
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$153,374	$140,908	$137,833	$135,290	$124,813
Interest expense	11,089	10,899	10,251	9,629	9,406
Net interest income	142,285	130,009	127,582	125,661	115,407
Provision for credit losses	14,500	11,000	6,500	6,500	4,000
Net interest income after provision for credit losses	127,785	119,009	121,082	119,161	111,407
Non-interest income	12,771	12,267	11,226	10,396	10,533
Non-interest expense	81,276	76,517	74,117	71,915	69,765
Income before income taxes	59,280	54,759	58,191	57,642	52,175
Income tax expense	21,343	19,709	20,357	20,810	18,754
Net income	37,937	35,050	37,834	36,832	33,421
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common stockholders	$35,500	$32,612	$35,397	$34,394	$30,984

Diluted EPS	$.76	$.70	$.78	$.78	$.71
Diluted shares	46,443,413	46,367,870	45,092,511	43,849,838	43,845,015

CONSOLIDATED BALANCE SHEET DATA
Total assets	$17,817,338	$17,325,458	$15,899,946	$14,268,561	$13,534,352
Loans held for investment	11,123,325	10,760,978	10,154,887	9,686,422	9,153,005
Loans held for investment, mortgage finance	4,906,415	5,408,750	4,102,125	3,774,467	3,700,253
Securities	35,361	37,649	41,719	43,938	49,330
Demand deposits	6,479,073	6,050,817	5,011,619	4,722,479	4,181,774
Total deposits	14,188,276	14,122,306	12,673,300	11,715,808	10,757,316
Other borrowings	1,509,007	1,125,458	1,192,681	735,689	1,000,548
Subordinated notes	286,000	286,000	286,000	286,000	286,000
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	1,554,529	1,517,958	1,484,190	1,297,922	1,262,816

End of period shares outstanding	45,812,971	45,772,245	45,735,007	43,179,134	43,105,444
Book value	$30.66	$29.89	$29.14	$26.59	$25.82
Tangible book value(1)	$30.22	$29.44	$28.69	$26.10	$25.33

SELECTED FINANCIAL RATIOS
Net interest margin	3.22%	3.22%	3.56%	3.77%	3.87%
Return on average assets	0.83%	0.84%	1.03%	1.07%	1.08%
Return on average common equity	10.32%	9.82%	11.41%	12.11%	11.38%
Non-interest income to earning assets	0.29%	0.30%	0.31%	0.31%	0.35%
Efficiency ratio(2)	52.4%	53.8%	53.4%	52.9%	55.4%
Non-interest expense to earning assets	1.84%	1.89%	2.07%	2.16%	2.34%
Tangible common equity to total tangible assets(3)	7.8%	7.8%	8.3%	7.9%	8.1%

(1)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(2)	Non-interest expense divided by the sum of net interest income and non-interest income.

(3)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	June 30, 2015	June 30, 2014	% Change
Assets
Cash and due from banks	$117,387	$116,525	1%
Interest-bearing deposits	1,321,064	240,617	449%
Federal funds sold and securities purchased under resale agreements	16,300	—	100%
Securities, available-for-sale	35,361	49,330	(28)%
Loans held for investment, mortgage finance	4,906,415	3,700,253	33%
Loans held for investment (net of unearned income)	11,123,325	9,153,005	22%
Less: Allowance for loan losses	118,770	91,114	30%
Loans held for investment, net	15,910,970	12,762,144	25%
Premises and equipment, net	17,951	15,762	14%
Accrued interest receivable and other assets	378,068	329,036	15%
Goodwill and intangibles, net	20,237	20,938	(3)%
Total assets	$17,817,338	$13,534,352	32%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$6,479,073	$4,181,774	55%
Interest bearing	7,502,937	6,233,357	20%
Interest bearing in foreign branches	206,266	342,185	(40)%
Total deposits	14,188,276	10,757,316	32%

Accrued interest payable	4,905	4,671	5%
Other liabilities	161,215	109,595	47%
Federal funds purchased and repurchase agreements	109,007	300,532	(64)%
Other borrowings	1,400,000	700,016	100%
Subordinated notes	286,000	286,000	—
Trust preferred subordinated debentures	113,406	113,406	—
Total liabilities	16,262,809	12,271,536	33%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at June 30, 2015 and 2014	150,000	150,000	−
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 45,813,388 and 43,105,861 at June 30, 2015 and 2014, respectively	458	431	6%
Additional paid-in capital	712,222	557,919	28%
Retained earnings	690,826	552,923	25%
Treasury stock (shares at cost: 417 at June 30, 2015 and 2014)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	1,031	1,551	(34)%
Total stockholders’ equity	1,554,529	1,262,816	23%
Total liabilities and stockholders’ equity	$17,817,338	$13,534,352	32%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014
Interest income
Interest and fees on loans	$151,606	$124,234	$290,780	$240,106
Securities	323	471	681	1,011
Federal funds sold	118	8	234	48
Deposits in other banks	1,327	100	2,587	259
Total interest income	153,374	124,813	294,282	241,424
Interest expense
Deposits	5,642	4,246	11,270	8,276
Federal funds purchased	93	115	161	210
Repurchase agreements	4	4	8	8
Other borrowings	528	181	918	253
Subordinated notes	4,191	4,241	8,382	7,720
Trust preferred subordinated debentures	631	619	1,249	1,235
Total interest expense	11,089	9,406	21,988	17,702
Net interest income	142,285	115,407	272,294	223,722
Provision for credit losses	14,500	4,000	25,500	9,000
Net interest income after provision for credit losses	127,785	111,407	246,794	214,722
Non-interest income
Service charges on deposit accounts	2,149	1,764	4,243	3,460
Trust fee income	1,287	1,242	2,487	2,524
Bank owned life insurance (BOLI) income	476	521	960	1,030
Brokered loan fees	5,277	3,357	9,509	6,181
Swap fees	1,035	410	3,021	1,634
Other	2,547	3,239	4,818	6,060
Total non-interest income	12,771	10,533	25,038	20,889
Non-interest expense
Salaries and employee benefits	48,200	39,896	94,028	81,952
Net occupancy expense	5,808	5,073	11,499	9,841
Marketing	3,925	3,795	8,143	7,554
Legal and professional	5,618	7,181	9,666	12,583
Communications and technology	5,647	4,361	10,725	8,285
FDIC insurance assessment	4,211	2,544	8,001	5,269
Allowance and other carrying costs for OREO	6	11	15	56
Other	7,861	6,904	15,716	13,542
Total non-interest expense	81,276	69,765	157,793	139,082
Income before income taxes	59,280	52,175	114,039	96,529
Income tax expense	21,343	18,754	41,052	34,843
Net income	37,937	33,421	72,987	61,686
Preferred stock dividends	2,437	2,437	4,875	4,875
Net income available to common stockholders	$35,500	$30,984	$68,112	$56,811

Basic earnings per common share	$0.78	$0.72	$1.49	$1.33
Diluted earnings per common share	$0.76	$0.71	$1.47	$1.30

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2015	2015	2014	2014	2014
Reserve for loan losses:
Beginning balance	$108,078	$100,954	$96,322	$91,114	$90,234
Loans charged-off:
Commercial	5,418	3,102	1,285	992	5,190
Real estate	—	346	—	—	246
Consumer	—	62	165	—	40
Total loans charged-off	5,418	3,510	1,450	992	5,476
Recoveries:
Commercial	1,424	286	190	329	2,033
Real estate	12	8	34	2	35
Construction	272	83	—	—	—
Consumer	6	4	96	35	6
Leases	15	8	2	31	925
Total recoveries	1,729	389	322	397	2,999
Net charge-offs	3,689	3,121	1,128	595	2,477
Provision for loan losses	14,381	10,245	5,760	5,803	3,357
Ending balance	$118,770	$108,078	$100,954	$96,322	$91,114

Reserve for off-balance sheet credit losses:
Beginning balance	$7,815	$7,060	$6,320	$5,623	$4,980
Provision for off-balance sheet credit losses	119	755	740	697	643
Ending balance	$7,934	$7,815	$7,060	$6,320	$5,623

Total reserves for credit losses	$126,704	$115,893	$108,014	$102,642	$96,737

Total provision for credit losses	$14,500	$11,000	$6,500	$6,500	$4,000

Reserve to loans	0.74%	0.67%	0.71%	0.72%	0.71%
Reserve to loans excluding mortgage finance loans(2)	1.07%	1.00%	0.99%	0.99%	1.00%
Reserve to average loans	0.77%	0.76%	0.75%	0.75%	0.77%
Reserve to average loans excluding mortgage finance loans(2)	1.09%	1.03%	1.02%	1.02%	1.01%
Net charge-offs to average loans(1)	0.10%	0.09%	0.03%	0.02%	0.08%
Net charge-offs to average loans excluding mortgage finance loans(1)(2)	0.14%	0.12%	0.05%	0.03%	0.11%
Net charge-offs to average loans for last twelve months(1)	0.06%	0.06%	0.05%	0.05%	0.06%
Net charge-offs to average loans, excluding mortgage finance loans, for last twelve months(1)(2)	0.08%	0.08%	0.07%	0.07%	0.07%
Total provision for credit losses to average loans(1)	0.37%	0.31%	0.19%	0.20%	0.14%
Total provision for credit losses to average loans excluding mortgage finance loans(1)(2)	0.53%	0.42%	0.26%	0.27%	0.18%
Combined reserves for credit losses to loans	0.79%	0.72%	0.76%	0.76%	0.75%
Combined reserves for credit losses to loans, excluding mortgage finance loans(2)	1.14%	1.08%	1.06%	1.06%	1.06%

Non-performing assets (NPAs):
Non-accrual loans	$122,920	$68,307	$43,304	$37,733	$41,565
Other real estate owned (OREO)	609	605	568	617	685
Total	$123,529	$68,912	$43,872	$38,350	$42,250

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2015	2015	2014	2014	2014

Non-accrual loans to loans	0.77%	0.42%	0.30%	0.28%	0.32%
Non-accrual loans to loans excluding mortgage finance loans(2)	1.11%	0.63%	0.43%	0.39%	0.45%
Total NPAs to loans plus OREO	0.77%	0.43%	0.31%	0.28%	0.33%
Total NPAs to loans excluding mortgage finance loans plus OREO(2)	1.11%	0.64%	0.43%	0.40%	0.46%
Total NPAs to earning assets	0.72%	0.41%	0.28%	0.28%	0.32%
Reserve for loan losses to non-accrual loans	1.0x	1.6x	2.3x	2.6x	2.2x

Restructured loans	$249	$319	$1,806	$1,853	$249
Loans past due 90 days and still accruing(3)	$5,482	$2,971	$5,274	$6,102	$4,793

Loans past due 90 days to loans	0.03%	0.02%	0.04%	0.05%	0.04%
Loans past due 90 days to loans excluding mortgage finance loans(2)	0.05%	0.03%	0.05%	0.06%	0.05%

(1)	Interim period ratios are annualized.

(2)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(3)
At June 30, 2015, loans past due 90 days and still accruing includes premium finance loans of $4.8 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2015	2015	2014	2014	2014
Interest income
Interest and fees on loans	$151,606	$139,174	$136,882	$134,618	$124,234
Securities	323	358	389	428	471
Federal funds sold	118	116	91	68	8
Deposits in other banks	1,327	1,260	471	176	100
Total interest income	153,374	140,908	137,833	135,290	124,813
Interest expense
Deposits	5,642	5,628	5,263	4,606	4,246
Federal funds purchased	93	68	81	82	115
Repurchase agreements	4	4	4	5	4
Other borrowings	528	390	35	68	181
Subordinated notes	4,191	4,191	4,241	4,241	4,241
Trust preferred subordinated debentures	631	618	627	627	619
Total interest expense	11,089	10,899	10,251	9,629	9,406
Net interest income	142,285	130,009	127,582	125,661	115,407
Provision for credit losses	14,500	11,000	6,500	6,500	4,000
Net interest income after provision for credit losses	127,785	119,009	121,082	119,161	111,407
Non-interest income
Service charges on deposit accounts	2,149	2,094	1,976	1,817	1,764
Trust fee income	1,287	1,200	1,223	1,190	1,242
Bank owned life insurance (BOLI) income	476	484	520	517	521
Brokered loan fees	5,277	4,232	3,979	3,821	3,357
Swap fees	1,035	1,986	894	464	410
Other	2,547	2,271	2,634	2,587	3,239
Total non-interest income	12,771	12,267	11,226	10,396	10,533
Non-interest expense
Salaries and employee benefits	48,200	45,828	43,910	43,189	39,896
Net occupancy expense	5,808	5,691	5,746	5,279	5,073
Marketing	3,925	4,218	4,411	4,024	3,795
Legal and professional	5,618	4,048	3,725	4,874	7,181
Communications and technology	5,647	5,078	5,454	4,928	4,361
FDIC insurance assessment	4,211	3,790	2,875	2,775	2,544
Allowance and other carrying costs for OREO	6	9	24	5	11
Other	7,861	7,855	7,972	6,841	6,904
Total non-interest expense	81,276	76,517	74,117	71,915	69,765
Income before income taxes	59,280	54,759	58,191	57,642	52,175
Income tax expense	21,343	19,709	20,357	20,810	18,754
Net income	37,937	35,050	37,834	36,832	33,421
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common shareholders	$35,500	$32,612	$35,397	$34,394	$30,984

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates Continuing Operations
(Dollars in thousands)
	2nd Quarter 2015			1st Quarter 2015			4th Quarter 2014			3rd Quarter 2014			2nd Quarter 2014
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities - Taxable	$35,081	$311	3.56%	$37,145	$332	3.62%	$39,258	$355	3.59%	$41,716	$383	3.64%	$44,216	$410	3.72%
Securities - Non-taxable(2)	1,427	18	5.06%	2,785	40	5.82%	3,257	52	6.33%	4,697	69	5.83%	6,271	94	6.01%
Federal funds sold and securities purchased under resale agreements	200,690	118	0.24%	191,297	116	0.25%	139,761	91	0.26%	105,793	68	0.26%	14,997	8	0.21%
Deposits in other banks	2,103,732	1,327	0.25%	2,019,567	1,260	0.25%	742,240	471	0.25%	283,062	176	0.25%	183,061	100	0.22%
Loans held for investment, mortgage finance loans	4,573,478	33,773	2.96%	3,746,938	27,631	2.99%	3,471,737	26,773	3.06%	3,452,782	27,275	3.13%	2,822,560	23,231	3.30%
Loans held for investment	10,941,029	117,833	4.32%	10,502,172	111,543	4.31%	9,921,611	110,109	4.40%	9,423,548	107,343	4.52%	8,984,521	101,003	4.51%
Less reserve for loan losses	109,086	—	—	101,042	—	—	96,139	—	—	91,427	—	—	90,105	—	—
Loans, net of reserve	15,405,421	151,606	3.95%	14,148,068	139,174	3.99%	13,297,209	136,882	4.08%	12,784,903	134,618	4.18%	11,716,976	124,234	4.25%
Total earning assets	17,746,351	153,380	3.47%	16,398,862	140,922	3.49%	14,221,725	137,851	3.85%	13,220,171	135,314	4.06%	11,965,521	124,846	4.18%
Cash and other assets	493,034			459,030			409,635			409,727			396,938
Total assets	$18,239,385			$16,857,892			$14,631,360			$13,629,898			$12,362,459

Liabilities and Stockholders’ Equity
Transaction deposits	$1,404,521	$458	0.13%	$1,401,626	$444	0.13%	$1,150,530	$401	0.14%	$1,010,003	$287	0.11%	$895,827	$170	0.08%
Savings deposits	5,610,277	4,332	0.31%	5,891,344	4,420	0.30%	5,479,395	4,121	0.30%	4,991,779	3,519	0.28%	4,679,140	3,395	0.29%
Time deposits	516,582	657	0.51%	447,681	506	0.46%	406,040	413	0.40%	485,558	475	0.39%	401,024	390	0.39%
Deposits in foreign branches	246,035	195	0.32%	304,225	258	0.34%	369,471	328	0.35%	369,202	325	0.35%	350,043	291	0.33%
Total interest bearing deposits	7,777,415	5,642	0.29%	8,044,876	5,628	0.28%	7,405,436	5,263	0.28%	6,856,542	4,606	0.27%	6,326,034	4,246	0.27%
Other borrowings	1,565,874	625	0.16%	1,172,675	462	0.16%	251,737	120	0.19%	310,157	155	0.20%	666,696	300	0.18%
Subordinated notes	286,000	4,191	5.88%	286,000	4,191	5.94%	286,000	4,241	5.88%	286,000	4,241	5.88%	286,000	4,241	5.95%
Trust preferred subordinated debentures	113,406	631	2.23%	113,406	618	2.21%	113,406	627	2.19%	113,406	627	2.19%	113,406	619	2.19%
Total interest bearing liabilities	9,742,695	11,089	0.46%	9,616,957	10,899	0.46%	8,056,579	10,251	0.50%	7,566,105	9,629	0.50%	7,392,136	9,406	0.51%
Demand deposits	6,804,994			5,592,124			5,047,876			4,669,772			3,629,941
Other liabilities	161,614			152,639			146,259			117,418			98,595
Stockholders’ equity	1,530,082			1,496,172			1,380,646			1,276,603			1,241,787
Total liabilities and stockholders’ equity	$18,239,385			$16,857,892			$14,631,360			$13,629,898			$12,362,459

Net interest income(2)		$142,291			$130,023			$127,600			$125,685			$115,440
Net interest margin			3.22%			3.22%			3.56%			3.77%			3.87%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.